Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated September 29, 2006 relating to the financial statements of the TouchChip business unit, an operating unit of STMicroelectronics N.V., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers SA

/s/    M Foley                /s/    H-J Hofer

Geneva, Switzerland

May 11, 2007